UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2023

DIGITAL BRAND MEDIA & MARKETING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	333-85072	59-3666743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

845 Third Avenue, New York, NY 10022

(Address of Principal Executive Offices)

(646) 722-2706

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	DBMM	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Dismissal of Pending Administrative Proceedings by the Securities and Exchange Commission.

On Friday, June 2, 2023, the Securities and Exchange Commission (“SEC”) issued an order dismissing proceedings as Release No. 4413, advising 42 companies, including Digital Brand Media & Marketing, Inc. (the “Company”), that their pending administrative proceedings had been dismissed.

Since the Initial Decision Dismissal on November 12, 2019, by ALJ Carol Fox Foelak, it had remained the standing order as it related to the Company, until the SEC announcement which superseded and dismissed the administrative proceeding as a final order.

A review of certain practices by the SEC ‘s Division of Enforcement was initiated by the Chair of the Commission under the supervision of the Commission’s General Counsel (the “review team” / “OGC”).  The review team has been supported by Berkeley Research Group, LLC, a consulting firm retained by OGC that includes a team of experienced investigators and forensic analysts.

The SEC’s enforcement and in-house ruling arms are supposed to be kept completely separate from each other regarding such matters. The “Chinese Wall” between adjudication and enforcement is a sacrosanct tenet of the SEC and of internal control policy.

After the SEC concluding that the enforcement staff had improper access to materials meant for the commission officials ruling on those cases, all cases affected were dismissed “to preserve the Commission’s resources.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	Digital Brand Media & Marketing, Inc. (Registrant)

	By:	/s/ Linda Perry
Linda Perry
Principal Executive Officer Principal Financial Officer Executive Director